UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006

DEEP WELL OIL & GAS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	0-24012	13-3087510
(State or other Jurisdiction)	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10117 Jasper Avenue, Suite 510, Edmonton, Alberta, Canada T5J 1W8
(Address of principal executive offices)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Executive Officer; Election of Directors; Appointment of Principal Officers

On April 2, 2006, the directors of Deep Well Oil & Gas, Inc. (the “Company”), by written consent, added Mr. David Roff to the board of directors. Mr. Roff accepted the position on April 3, 2006.

Mr. David Roff, is the co-president of a private consulting and investment firm. Mr. Roff has held this position since 2001. Mr. Roff was the President and Director of Deep Well Oil & Gas from September 2003 until February 2004. Mr. Roff’s firm Brave Consulting was engaged by Deep Well Oil & Gas in July 2005 until the present. Mr. Roff has extensive experience with small cap public companies. He has been working with or consulting to small cap public companies for over nine years. Prior to that, Mr. Roff was a management consultant for Coopers & Lybrand Consulting where he advised large financial institutions, investment fund complexes and other organizations on technology and internal control strategies. Mr. Roff has a Bachelor of Arts degree from the University of Western Ontario. He is also a Chartered Accountant.

Mr. Roff has been a consultant to Deep Well since July 15, 2005. Mr. Roff’s consulting company Brave consulting was paid a fee of $4,000 per month from July 2005 until October 2005. From November 2005 until present, Brave consulting is being paid a consulting fee of $8,000 per month.

ITEM 9.01(c) Exhibits

99.1 Press Release, dated April 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: April 5, 2006	By:	/s/ Dr. Horst A. Schmid
Name: Dr. Horst A. Schmid
Title: Chairman and CEO